Exhibit 3.42

F I L E D In the Office of the Secretary of State of Texas MAY 07 2013 Corporations Section

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

TEXANA MIDSTREAM COMPANY LP

Pursuant to the provisions of Title 1, Chapter 3, Subchapter B of the Texas Business Organizations Code (the “TBOC”), Texana Midstream Company LP, a Texas limited partnership (the “Partnership”), hereby adopts the following Amended and Restated Certificate of Formation (the “Amended and Restated Certificate”):

1.	The name of the Partnership is Texana Midstream Company LP. The Company is a Texas limited partnership.

2.	This Amended and Restated Certificate (a) amends the name of the Partnership, (b) deletes Articles One through Five in their entirety, and (c) adds new Articles One through Six. The Amended and Restated Certificate reads in its entirety as follows:

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

APL SOUTHTEX MIDSTREAM COMPANY LP

ARTICLE ONE

The name of the Partnership is APL SouthTex Midstream Company LP.

ARTICLE TWO

The filing entity is a limited partnership.

ARTICLE THREE

The street address of the Partnership’s current registered office in the State of Texas is 350 N. St. Paul Street, Dallas, TX 75201 and the name of the current registered agent at such address is CT Corporation System.

ARTICLE FOUR

The address of the principal office of the Partnership in the United States where records are to be kept or made available is 110 W. 7th St., Suite 2300, Tulsa, Oklahoma 74119.

HUI-159652v1

ARTICLE FIVE

The name of the sole general partner is APL SouthTex Pipeline Company LLC, a Texas limited liability company, and the mailing address and street address of the principal office of such general partner is 110 W. 7th St., Suite 2300, Tulsa, Oklahoma 74119.

ARTICLE SIX

3.	Each amendment set forth above has been made in accordance with, and approved in the manner required by, the provisions of the TBOC and the governing documents of the Partnership.

4.	This Amended and Restated Certificate, which is set forth in its entirety above, accurately states the text of the Certificate of Formation being restated and each amendment to the Certificate of Formation being restated that is in effect, as further amended by this Amended and Restated Certificate. This Amended and Restated Certificate does not contain any other change to the Certificate of Formation being restated except for the information permitted to be omitted by the provisions of the TBOC.

5.	This Amended and Restated Certificate will become effective when the document is filed with the Secretary of State of the State of Texas.

[Signature Page Follows]

HUI-159652v1	-2-

IN WITNESS WHEREOF, the undersigned hereby executes this Amended and Restated Certificate of Formation this 7th day of May, 2013

By:	APL SouthTex Pipeline Company LLC, its general partner

By:	/s/ Eugene N. Dubay
Name: Eugene N. Dubay
Title: President

[SIGNATURE PAGE TO A&R CERTIFICATE OF FORMATION TEXANA MIDSTREAM COMPANY LP]

HUI-159652

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. F I L E D In the Office of the Secretary of State of Texas JUN 13 2013 Corporations Section

Entity Information

The name of the filing entity is:

APL SouthTex Midstream Company LP

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation ☐ Nonprofit Corporation ☐ Cooperative Association ☐ Limited Liability Company	☐ Professional Corporation ☐ Professional Limited Liability Company ☐ Professional Association ☒ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800792392

The date of formation of the entity is: 03/23/2007

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Atlas SouthTex Midstream Company LP

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 24

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Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name                                                              M.I.                                         Last Name                                                     Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The, attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 24

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Effectiveness of Filling (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: __________________________________________________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ________________________________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

By APL SouthTex Pipeline Company LLC, its GP

Date: June 12, 2013	/s/ Janice Sharpton
Assistant Secretary
Signature and title of authorized person(s) (see instructions)

Form 424

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